Exhibit 10(o)(x)

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is dated as of January 20, 2009, by and between Albany International Corp. (hereinafter referred to as "Albany") and David B. Madden (hereinafter referred to as "Executive").

                                   WITNESSETH

      WHEREAS, Executive has been employed by Albany in a critical managerial position as Group Vice President - PMC Asia & Pacific; and

      WHEREAS, Executive's position has been eliminated in connection with a restructuring of Albany's business; and

      WHEREAS, Executive continues to possesses certain knowledge and skills beneficial to Albany's business; and

      WHEREAS, ALBANY wishes for Executive to continue his employment with Albany and Executive wishes to continue his employment with Albany; and

      WHEREAS, Executive and Albany each believe it to be in their best interests to define Executive's new position with Albany and to provide each party with certain protections as set forth herein.

      NOW, THEREFORE, in consideration of the premises, covenants and conditions set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Albany and Executive hereby agree as follows:

      1. Executive acknowledges that he was given this Agreement on January 14, 2009 and was afforded 21 days to consider same. Executive was, and hereby is, advised to consult a lawyer before signing this Agreement and did in fact have the opportunity to obtain the advice of counsel.

      2. Executive may accept this Agreement only by signing, dating and delivering the Agreement to Albany (in the manner set forth in paragraph 31) on or before Albany's normal close of business on February 6, 2009. Time is of the essence with regard to this paragraph 2.


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      3. Executive may revoke this Agreement at any time within seven (7) days after signing and delivering it to Albany by notifying Albany in writing (in the manner set forth in paragraph 31) of Executive's decision to revoke. Time is of the essence with regard to this paragraph 3.

      4. Executive no longer holds the position of Group Vice President and, effective immediately upon the execution of this Agreement, further resigns his position as an officer of Albany.

      5. The period during which Executive is to be employed by Albany under the terms of this Agreement is referred to herein as the "Employment Term". The Employment Term shall begin immediately upon execution of this Agreement and shall expire on April 30, 2011.

      6. During the Employment Term Executive shall serve in the position of Vice President - Special Projects, reporting to, and performing to the best of his abilities the duties assigned to him by Albany's President and CEO, or his designee. At the discretion of Albany's President and CEO, or his designee, or Albany's Board of Directors, the duties, responsibilities and title of the Executive may change from time to time.

      7. During the Employment Term Executive shall work out of, and his principal place of employment shall be located at, his residence, unless mutually agreed otherwise and the parties acknowledge that Executive's duties may require business-related travel. Albany shall reimburse Executive for all reasonable travel and other business expenses upon presentation of the appropriate documentation, and to the extent consistent with Albany's travel and expense policies.

      8. During the Employment Term, Executive salary shall be equal to $146,742.00 per annum, payable in installments in accordance with Albany's customary payroll practices and in no event less than monthly, less (i) applicable withholdings for taxes, (ii) deductions of premiums due from Executive for any health care or life insurance coverage provided by or through Albany, (iii) 401(k), profit-sharing or other Albany benefit plan contributions and (iv) any other applicable withholdings. Executive shall remain eligible for a cash incentive bonus relating to the services he performed during 2008 as Group Vice President. Said bonus shall be determined and paid at the same time and in the same manner in which bonuses are awarded to Albany's management employees under current prevailing bonus programs. Executive shall not be eligible for a bonus relating to his employment during 2009, 2010 or 2011.

      9. During the Employment Term, Executive will be eligible to receive the standard package of employee benefits available to similarly situated Albany employees. Albany reserves the right to modify, supplement, amend or eliminate the standard benefits provided to its employees, including, without limitation, the eligibility requirements and/or premiums, deductibles, co-payments or other charges relating thereto.

      10. Executive acknowledges that as a consequence of his employment with Albany, proprietary and confidential information relating to Albany's business may be disclosed to or


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developed or acquired by Executive which is not generally known to the trade or the general public and which is of considerable value to Albany (the "Proprietary Information"). Such Proprietary Information includes, without limitation, information about trade secrets, inventions, patents, licenses, research projects, costs, profits, markets, sales, customer lists, computer programs, records, and software; plans for future development, and any other information not available to the trade or the general public, including information obtained from or developed in conjunction with a third party that is subject to a confidentiality or similar agreement to which Albany is a party. Executive acknowledges and agrees that his relationship with Albany with respect to such Proprietary Information shall be fiduciary in nature. Consequently, during the Employment Term, and for a period of five (5) years thereafter, Executive covenants that he shall not use such Proprietary Information for his own benefit, or for the benefit of any other employer or for any other purpose whatsoever other than the performance of his work for Albany, and Executive shall maintain all such Proprietary Information in confidence and shall not disclose any thereof to any person other than employees of Albany and its affiliates authorized to receive such Proprietary Information.

      11. Executive shall disclose promptly to Albany all inventions, concepts, improvements, discoveries, know-how, designs, processes, methods, formulae and techniques, and any related suggestions and ideas, that Executive may conceive, make, develop or work on, in whole or in part, solely or jointly with others (collectively, "Inventions"), while employed by Albany or one year after termination of his employment with Albany, whether or not:

      (a)   patentable, copyrightable or otherwise legally protectable; or

      (b)   reduced to a writing, drawing, blueprint or other tangible form.

Subject to any applicable requirements of law with respect to compensation, Executive agrees to assign, and hereby assigns, to Albany all his entire right, title and interest in all such Inventions (as well as any other forms of intellectual property relating thereto) that

      (a) relate to a business then conducted by Albany, conducted by Albany in the past, proposed to be conducted by Albany in the future or then under investigation by Albany;

      (b) are conceived, made, developed or worked on by the Executive or any other employee of Albany;

            (i)   upon the suggestion of Albany;

            (ii)  during the Executive's hours of work for Albany; or

            (iii) in or about Albany's premises; or

      (c) are derived, in whole or in part, from information, technology, data, materials, equipment, tools or training received from Albany or its customers;


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(collectively "Employment Inventions"; provided, that "Employment Inventions"
shall not include any invention for which none of Albany's equipment, supplies, facilities, or trade secret information was used and which is developed entirely on the Executive's own time, unless (a) the invention relates (i) directly to Albany's business, or (ii) to Albany's actual or demonstrably anticipated research or development, or (b) the invention results from any work performed by Executive for Albany). All Employment Inventions, and any writings, drawings, blueprints, models or other documentation or tangible representations relating thereto, shall be the exclusive property of Albany. At the request of Albany, at its cost and without liability to Executive, Executive shall assist Albany, or any person or persons from time to time designated by it, in obtaining the grant of patents, copyrights or similar protections, in such country or countries as may be designated by Albany, covering Employment Inventions and shall, in connection therewith, execute such applications, statements or other documents, furnish such information and data and take all such other action (including, without limitation, the giving of testimony) as Albany may from time to time request, all without compensation to Executive other than normal compensation for services and any special compensation required by law.

      12. Executive shall have no right, title or interest in or to any assets, property, equipment, reports, studies, memoranda, records, plans, manuals, correspondence, drawings, blueprints, models or other documentation or tangible representations provided by Albany or created or acquired in the course of, or as a consequence of, the employment of Executive, or in any copies, pictures, facsimiles or other reproductions, recordings, abstracts or summaries thereof, and Executive will promptly surrender to Albany any such property, assets, equipment or materials in Executive's possession, or under Executive's control, upon the termination of Executive's employment, or upon request of Albany at any time prior thereto.

      13. Unless terminated earlier in accordance with paragraphs 14 or 15 hereof, Executive's employment with Albany will terminate at the end of the Employment Term.. Said termination shall be deemed an involuntary termination (the "Scheduled Termination"); provided, that it shall not be a Scheduled Termination if, at or prior to the end of the Employment Term, Albany shall have "cause" to terminate the Executive's employment (as defined in paragraph 14 below) or the Executive shall have exercised his right to terminate his employment pursuant to paragraph 15. Upon the Scheduled Termination, any outstanding restricted stock units awarded to Executive under Albany's 2003 Restricted Stock Unit Plan will be treated in accordance with the terms of that plan governing an involuntary termination by Albany: (i) one-half of the unvested restricted stock units shall vest on the date of termination and shall be paid as promptly as practical thereafter; and (ii) the remaining unvested restricted stock units shall be forfeited and shall never vest, and the Executive shall cease to have any rights with respect thereto. Furthermore, upon the Scheduled Termination, any unvested awards granted to Executive under Albany's 2005 Incentive Plan, will be treated in accordance with the terms of that plan governing an involuntary termination by Albany: (i) one-half of the unvested amount then credited to the Executive's Bonus Account established under the plan shall vest immediately but be distributed to the Executive pursuant to the payment schedule established at the time of the award; and (ii) the remainder of the credited amount shall be forfeited and the Executive shall cease to have any further rights with respect thereto. Until the Scheduled


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Termination, any awards previously granted under either of the foregoing plans shall continue to be earned, and shall vest and be paid, according to the terms of the applicable award agreement.

      14. Albany may terminate Executive prior to the Scheduled Termination with or without cause. Cause shall be deemed to exist if Albany determines that Executive has:

            (i) undertaken a position in competition with Albany;

            (ii) caused substantial harm to Albany with intent to do so or as a result of gross negligence in the performance of his duties;

            (iii) wrongfully and substantially enriched himself at the expense of Albany;

            (iv) been convicted of felon

            (v) failed to perform his duties in an adequate and proper manner in accordance with the instructions communicated to Executive by his direct supervisor

      15. Executive reserves the right to terminate his employment with Albany at will, at any time.

      16. If Executive' employment is terminated by Albany at any time prior to the end of the Employment Term without cause, Albany shall continue to pay the Executive's base salary for the remainder of the Employment Term in accordance with paragraph 8. Executive's right to receive such payments in accordance with this paragraph 16 is contingent upon the Executive's continued compliance with the provisions of Sections 10, 11, 12, 18 and 19 of this Agreement and upon Executive having executed and delivered to Albany a release of any and all claims relating to his termination. Executive will not be required to mitigate the amount of payments under this paragraph 16, nor will any earnings that Executive may receive from any other source reduce any such payments. For the purpose of this paragraph:

      (a) Termination "by Albany" shall not include termination as the result of death or disability; and

      (b) "Disability" shall be deemed to exist if (i) by reason of mental or physical illness Executive has not performed his duties for a period of six consecutive months; and (ii) the Executive does not return to the performance of his duties within thirty days after written notice is given by Albany that the Executive has been determined by Albany's Board of Directors to be "Disabled" under Albany's long term disability policy.

      17. Except as otherwise provided in paragraphs 13 and 16, Executive shall not be entitled to receive any severance or other payments or benefits in the event the Executive's employment with Albany terminates prior to or at the end of the Employment Term.

      18. During the Employment Term, Executive agrees and promises that he will not directly or indirectly, or in conjunction with any person, firm, partnership, joint venture,


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association, corporation or other business, organization, entity or enterprise whatsoever ("Person"):

            (i) engage in any business which is in competition with Albany or any of its subsidiaries or affiliates in the same geographical areas as Albany or any of its subsidiaries or affiliates are engaged in their business (a "Competitive Business");

            (ii) enter into the employ of, or render any services to, any Person in respect of any Competitive Business, or any business related to the papermaking industry;

            (iii) acquire a financial interest in, or otherwise become actively involved with, any Competitive Business; provided, however, that in no event shall ownership of less than 2% of the outstanding capital stock of any corporation, in and of itself, be deemed a violation of this Agreement is such capital stock is listed on a national securities exchange or regularly traded in an over-the-counter market; or

            (iv) interfere with, or attempt to interfere with, any business relationships between Albany and its customers, clients, suppliers or investors.

      19. During the Employment Term, and for a period of two (2) years thereafter, Executive specifically agrees and promises that he will not directly or indirectly disparage Albany, (as defined below in paragraph 20), or any of Albany's products or services in any manner, at any time, to any person or entity. "Disparage" is defined as but not limited to any utterance whatsoever either verbal, in writing, by gesture or any behavior of any kind that might tend to or actually harm or injure Albany, whether intended or not.

      20. As used in this Agreement, the term "Albany" means, individually and collectively, Albany, each subsidiary and affiliate of Albany, and their respective employee welfare benefit plans, employee pension benefit plans, successors and assigns, as well as all present and former shareholders, directors, officers, fiduciaries, agents, representatives and employees of those companies and other entities.

      21. By signing this Agreement Executive immediately gives up and releases Albany from, and promises never to sue Albany with respect to, any and all rights and claims that Executive may have against Albany, whether or not Executive presently is aware of such rights or claims. In addition, and without limiting the foregoing:

      (a) Executive on behalf of himself, his agents, spouse, representatives, assignees, attorneys, heirs, executors and administrators, fully releases Albany and Albany's past and present successors, assigns, parents, divisions, subsidiaries, affiliates, officers, directors, shareholders, employees, agents and representatives from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of moneys, controversies, agreements, promises, damages, back and front pay, costs, expenses, attorneys fees, and remedies of any type, which


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            Executive now has or hereafter may have, by reason of any matter, cause, act or omission arising out of or in connection with Executive's employment or the termination of his employment with Albany, including, without limiting the generality of the foregoing, any claims, demands or actions arising under the Age Discrimination in Employment Act of 1967, the Older Worker's Benefit Protection Act, the Executive Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Civil Rights act of 1991, the Civil Rights Act of 1866, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, and any other federal, state or local statute, ordinance or common law of any state regarding employment, discrimination in employment, or the termination of employment.

      (b) If Executive ever sues Albany in violation of the promise never to sue stated in this paragraph 21, or otherwise breaches any other obligation under this Agreement, Executive agrees (1) that Albany shall not be obligated to continue to making any payments due to Executive under this Agreement and (2) to reimburse Albany for any and all attorneys' fees and costs which Albany pays to defend any such lawsuit, regardless of who prevails.

      22. The appearance of a release in this Agreement does not constitute an admission by Albany of any liability to Executive, and Executive understands and agrees that Albany denies any such liability to Executive.

      23. Executive acknowledges and agrees that, except for this Agreement, Executive would have no right to receive the benefits described herein.

      24. This Agreement constitutes the entire agreement between Albany and Executive relating to the subject matter thereof, and supercedes any prior agreement or understanding with respect thereto, and may not be amended or modified in any way whatsoever except in writing signed by the parties hereto.

      25. Executive acknowledges that he has had the opportunity to obtain legal advice with respect to this Agreement, has had sufficient time to read, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.

      26. Executive understands that the release contained in paragraph 21 hereof is a general release, and represents that he has been advised to seek counsel on the legal and practical effect of a general release, and recognizes that he is executing and delivering this release, intending thereby to be legally bound by the terms and provisions thereof, of his own free will, without promises or threats or the exertion of duress. He also acknowledges that he has had adequate time to review it, have it explained to him, and understands its provisions.

      27. Executive and Albany understand and agree that if an action is commenced by any party alleging breach of this agreement, the non-prevailing party shall be liable to the


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prevailing party for any and all available legal and equitable relief, as well as reasonable attorneys' fees and costs associated with pursuing or defending such legal action.

      28. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any provisions thereof relating to conflict of laws. The parties agree that the provisions of the Agreement shall be enforced to the fullest extent permitted by law. Accordingly, if, in any judicial proceeding, a court shall determine that any provision hereof is unenforceable for any reason, then the parties intend that such covenant shall be deemed to be limited only to the extent necessary to permit enforceability by the court; however, such limitation shall in no way affect the remaining provisions of this Agreement.

      29. Albany and Executive agree that a breach by Executive of the provisions of this Agreement may cause irreparable harm to Albany which will be difficult to quantify and for which money damages will not be adequate. Accordingly, Executive agrees that Albany shall have the right to obtain an injunction against Executive enjoining any such breach in addition to any other rights or remedies available to Albany on account of any breach or threatened breach of this Agreement. Executive and Albany each further agree that if an action is commenced by any party alleging breach of this Agreement, the non-prevailing party shall be liable to the prevailing party for any and all available legal and equitable relief, as well as reasonable attorneys' fees and costs associated with pursuing or defending such legal action

      30. The terms of this agreement are binding upon and shall be for the benefit of Executive and Albany, as well as their respective heirs, executors, administrators, successors and assigns.

      31. Notices or other deliveries required or permitted to be given or made under this Agreement by Executive to Albany shall, except to the extent otherwise required by law, be deemed given or made if delivered by hand or by express mail or overnight courier service to Albany International Corp., 1373 Broadway, Albany, New York 12204, Attention: Charles J. Silva, Jr.

      32. Whether and when a "separation from service" has occurred for purposes of Section 409A of the Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") is a determination based on the facts and circumstances and is not always clear. The payments and the payment schedules set forth herein are intended to comply with, or be exempt from, Section 409A of the Code, without regard to whether a "separation from service" has occurred as of the date hereof or at any date hereafter.


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      IN WITNESS WHEREOF, a duly authorized representative of Albany and
Executive have signed this Agreement to be effective as of the day and year first set forth above.

                              Albany International Corp.

                              By:  /s/ Ralph M. Polumbo            01/21/2009
                                   ------------------------------  -------------
                                   Ralph M. Polumbo                Date
                              Its: Sr. VP - Human Resources
                                   & Chief Administrative Officer

THE UNDERSIGNED FURTHER STATES THAT HE HAS CAREFULLY READ THE FOREGOING AGREEMENT AND KNOWS THE CONTENTS THEREOF AND SIGNS THE SAME AS HIS OWN FREE ACT. THIS AGREEMENT INCLUDES A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

                                   /s/ David B. Madden             01/20/2009
                                   ------------------------------  -------------
                                   David B. Madden                 Date




                              FOR COMPANY USE ONLY

      The foregoing Employment Agreement, signed and dated by Executive, was received by me on behalf of Albany International Corp. this 21st day of January, 2009.

                                   /s/ Charles J. Silva, Jr.
                                   ------------------------------
                                   Charles J. Silva, Jr.


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